EXHIBIT 32.1

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Daniel Dror, Chairman of Hammonds Industries, Inc, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report on Form 10-QSB for the period ended September 30, 2007.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above annual report fairly presents, in all respects, the financial condition of Hammonds Industries, Inc. and results of its operations.

Date:  November 19, 2007
Daniel Dror
Chairman/s/ Daniel Dror